EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Strong Third Quarter Results
Company reconfirms 2H'17 guidance; sees continued business momentum heading into 2018

LIVERMORE, Calif. — October 31, 2017 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2017 ended September 30, 2017. Quarterly revenues were 143.7 million, down 0.2% from $144.0 million reported in the second quarter of fiscal 2017, and up 16.6% from $123.3 million for the third quarter of fiscal 2016.

“FormFactor delivered another strong quarter of revenue and earnings driven by continued strength in all our businesses,” said Mike Slessor, CEO of FormFactor, Inc. “Our broad market positioning across high growth semiconductor end markets such as data center, mobile and automotive continue to enable FormFactor to capitalize on industry momentum to deliver top-line growth and strong profitability.”

Third Quarter Highlights

The company achieved the following milestones during the quarter:

•	Achieved highest DRAM probe card revenues since the second quarter of 2015

•	Realized the highest third quarter sales in engineering systems history

•	Delivered the highest-ever quarterly shipments to largest customer

On a GAAP basis, net income for the third quarter of fiscal 2017 was $12.6 million, or $0.17 per fully-diluted share, compared to net income for the second quarter of fiscal 2017 of $17.6 million, or $0.24 per fully-diluted share, and net loss for the third quarter of fiscal 2016 of $14.2 million, or $0.20 per fully-diluted share.

On a non-GAAP basis, net income for the third quarter of fiscal 2017 was $25.0 million, or $0.34 per fully-diluted share, compared to net income for the second quarter of fiscal 2017 of $29.2 million, or $0.40 per fully-diluted share, and net income for the third quarter of fiscal 2016 of $15.9 million, or $0.22 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below.

Free cash flow for the third quarter of fiscal 2017 was $12.4 million, compared to free cash flow for the second quarter of 2017 of $21.2 million, and free cash flow for the third quarter of 2016 of $1.8 million. A reconciliation of net cash provided by (used in) operating activities to free cash flow generation is provided in the schedules included below.

Outlook

Dr. Slessor added, “Consistent with comments on our last earnings call, we expect to finish 2017 by delivering revenues in the second half that approximate the revenue we delivered in the first half of 2017. In line with that view, we are forecasting our fourth quarter revenue to decrease from the third quarter, as our largest customer utilizes the all-time record shipments we delivered in the third quarter. With the continued strength of the overall semiconductor industry, augmented by our specific growth opportunities in advanced packaging, mobile data, and automotive ICs, we are looking forward to delivering meaningful growth in the first half of 2018 as we progress towards our long-term financial model that delivers $650 million of revenue and $1.50 of non-GAAP earnings per share.”

For the fourth quarter ending on December 30, 2017, FormFactor is providing the following guidance*:

	U.S. GAAP	Reconciling Items**	Non-GAAP
Revenue	$126 million to $134 million	—	$126 million to $134 million
Gross Margin	38% to 41%	$7 million	43% to 46%
Net income per diluted share	$0.07 to $0.13	$0.17	$0.24 to $0.30
*This guidance assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangibles and integration expenses.

We have posted our revenue breakdown by region and market segment on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through November 2, 2017, 7:30 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 80111479. The recording will also be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income (loss) and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 30, 2017, as well as for the comparable periods of fiscal 2016, are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income (loss) and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, progress towards the Company’s long-term financial model, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Company to realize the anticipated benefits of the acquisition of Cascade Microtech; changes in demand for the Company’s products; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes in the market, macro-economic environments, and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Revenues	$143,735	$123,299	$416,540	$259,993
Cost of revenues	86,105	96,111	249,572	197,586
Gross profit	57,630	27,188	166,968	62,407
Operating expenses:
Research and development	19,338	17,253	55,294	39,235
Selling, general and administrative	24,010	23,008	70,441	49,553
Restructuring and impairment charges, net	16	85	329	6,995
Total operating expenses	43,364	40,346	126,064	95,783
Operating income (loss)	14,266	(13,158)	40,904	(33,376)
Interest income	123	52	283	268
Interest expense	(1,109)	(1,125)	(3,446)	(1,136)
Other income (expense), net	311	83	19	(534)
Income (loss) before income taxes	13,591	(14,148)	37,760	(34,778)
Provision (benefit) for income taxes	1,028	50	2,435	(43,665)
Net income (loss)	$12,563	$(14,198)	$35,325	$8,887
Net income (loss) per share:
Basic	$0.17	$(0.20)	$0.49	$0.14
Diluted	$0.17	$(0.20)	$0.48	$0.14
Weighted-average number of shares used in per share calculations:
Basic	72,651	70,502	72,103	62,835
Diluted	73,885	70,502	73,540	63,662

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
GAAP net income	$12,563	$(14,198)	$35,325	$8,887
Adjustments to reconcile GAAP net income to Non-GAAP net income:
Deferred revenue	—	263	—	263
Stock-based compensation	4,586	3,202	11,279	7,477
Restructuring and impairment charges, net	16	85	329	6,995
Acquisition and integration related expenses	731	964	1,738	6,760
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	7,520	26,931	23,993	32,468
Contingencies	—	—	(206)	—
Income tax valuation allowance release	—	88	—	(43,851)
Proceeds from sale of intellectual property	(400)	(400)	(400)	(400)
Income tax effect of non-GAAP adjustments	(14)	(988)	(570)	(988)
Non-GAAP net income	$25,002	$15,947	$71,488	$17,611

Non-GAAP net income per share:
Basic	$0.34	$0.23	$0.99	$0.28
Diluted	$0.34	$0.22	$0.97	$0.28

Weighted-average number of shares used in per share calculations:
Basic	72,651	70,502	72,103	62,835
Diluted	73,885	71,336	73,540	63,662

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 24, 2016	September 30, 2017	September 24, 2016
Net cash provided by operating activities	$17,587	$6,078	$59,868	$2,488
Adjustments to reconcile GAAP cash provided from operating activities to free cash flow:
Cash paid for interest	964	355	2,974	355
Capital expenditures	(6,159)	(4,584)	(13,918)	(8,217)
Free cash flow	$12,392	$1,849	$48,924	$(5,374)

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$103,083	$101,408
Marketable securities	31,809	7,497
Accounts receivable, net of allowances for doubtful accounts of $202 and $298	87,950	70,225
Inventories, net	68,667	59,806
Restricted cash	4	106
Refundable income taxes	1,837	1,391
Prepaid expenses and other current assets	13,385	14,276
Total current assets	306,735	254,709
Restricted cash	766	1,082
Property, plant and equipment, net of accumulated depreciation and amortization of $251,940 and $241,943	46,555	42,663
Goodwill	189,704	188,010
Intangibles, net	104,740	126,608
Deferred tax assets	3,299	3,310
Other assets	1,755	2,600
Total assets	$653,554	$618,982
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,103	$34,075
Accrued liabilities	30,747	30,184
Current portion of term loan	22,160	12,701
Income taxes payable	589	442
Deferred revenue	6,590	5,305
Total current liabilities	97,189	82,707
Long-term income taxes payable	1,076	1,315
Term loan, less current portion	92,123	125,475
Deferred tax liabilities	4,231	3,703
Deferred rent and other liabilities	4,085	4,726
Total liabilities	198,704	217,926
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	846,015	833,412
Accumulated other comprehensive income (loss)	1,996	(3,740)
Accumulated deficit	(393,161)	(428,616)
Total stockholders’ equity	454,850	401,056
Total liabilities and stockholders’ equity	$653,554	$618,982

About our Non-GAAP Net Income (loss) and Adjustments:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income and GAAP earnings per fully-diluted share to remove the impact of certain items and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income” and “Reconciliation of Cash Provided By (Used In) Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F